UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012 (October 21, 2012)

AMC NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35106	27-5403694
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 Penn Plaza, New York, NY		10001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 324-8500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2012, VOOM HD Holdings LLC, f.k.a Rainbow HD Holdings LLC (“VOOM HD”), a subsidiary that is currently 80% owned by AMC Networks Inc. (the “Company”), and which, as described below, will become a 100% owned subsidiary of the Company as part of the settlement, and CSC Holdings, LLC, a wholly owned subsidiary of Cablevision Systems Corporation (“Cablevision”) entered into a confidential settlement agreement and release (the “Settlement Agreement”) with DISH Network L.L.C. f/k/a EchoStar Satellite L.L.C. (“DISH Network”), and for certain limited purposes, MSG Holdings, L.P., The Madison Square Garden Company and EchoStar Corporation, to settle litigation between VOOM HD and DISH Network involving various claims arising out of a joint venture between the parties.

The principal terms of the Settlement Agreement are as follows:

1.	DISH Network will pay $700 million to an account for the benefit of Cablevision and the Company, $80 million of which is in consideration for the purchase by DISH Network from a subsidiary of Cablevision of certain MVDDS spectrum licenses.

2.	Simultaneously with the execution of the Settlement Agreement, DISH Network entered into a long term affiliation agreement with AMC Network Entertainment LLC, WE: Women’s Entertainment LLC, The Independent Film Channel, The Sundance Channel L.L.C. and Fuse Network LLC, a subsidiary of The Madison Square Garden Company.

3.	An affiliate of DISH Network also agreed to convey its 20% membership interest in VOOM HD to Rainbow Programming Holdings LLC, a wholly owned subsidiary of the Company.

As previously disclosed in the Company’s SEC filings, Cablevision and the Company entered into an agreement which provides that Cablevision, on the one hand, and the Company, on the other hand, will share equally in the proceeds (including in the value of any non-cash consideration) of any settlement of the litigation with DISH Network. Following the settlement, the allocation of the proceeds between Cablevision and the Company will be determined pursuant to the existing agreement between Cablevision and the Company relating to this litigation. The disclosure above updates the disclosure in the Company’s report on Form 10-Q for the quarterly period ended June 30, 2012, Note 7. Commitments and Contingencies.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Item

99.1	Press Release dated October 21, 2012 announcing “Cablevision and AMC Networks Announce Settlement in VOOM HD Litigation with DISH Network”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC NETWORKS INC. (Registrant)

By:	/s/ Jamie Gallagher
	Name:	Jamie Gallagher
	Title:	Executive Vice President and General Counsel

Dated: October 22, 2012